SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                     _________________________

                             FORM 8-K

                          CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934

                     _________________________


 Date of Report (date of earliest event reported):  OCTOBER 16, 2002



                 WAUSAU-MOSINEE PAPER CORPORATION

      (Exact name of registrant as specified in its charter)



     WISCONSIN                1-13923             39-0690900
     (State or other     (Commission File         (IRS Employer
     jurisdiction of          Number)             Identification
     incorporation)                               Number)


                      1244 KRONENWETTER DRIVE
                      MOSINEE, WI 54455-9099

   (Address of principal executive offices, including Zip Code)

                          (715) 693-4470
        Registrant's telephone number, including area code



             INFORMATION TO BE INCLUDED IN THE REPORT


 ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On October 16, 2002, the Company reported net earnings of $7.6 million, or $0.15 per share, for the third quarter ended September 30, 2002, as compared to a net earnings of $7.3 million, or $0.14 per share, for the third quarter of 2001. Third quarter results included stock incentive credits of $0.02 per share in 2002 and $0.01 per share in 2001.

     Net sales for the third quarter of 2002 were $251.1 million as compared to $245.1 million in 2001.

 ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (C) EXHIBITS.

      99.1   Press release dated October 16, 2002


 ITEM 9.  REGULATION FD DISCLOSURE

     On October 16, 2002, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.


                                 SIGNATURES


 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              WAUSAU-MOSINEE PAPER CORPORATION




 Date:  October 16, 2002      By:    SCOTT P. DOESCHER

                                     Scott P. Doescher
                                     Senior Vice President-Finance


                           EXHIBIT INDEX
                                TO
                             FORM 8-K
                                OF
                 WAUSAU-MOSINEE PAPER CORPORATION
                      DATED OCTOBER 16, 2002
           Pursuant to Section 102(d) of Regulation S-T
                      (17 C.F.R. Section 232.102(d))




 99.1 PRESS RELEASE DATED OCTOBER 16, 2002